EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 16)*

Sandridge Energy, Inc.
(Name of Issuer)

common stock, par value $0.001 per share
(Title of Class of Securities)

80007P869
(CUSIP Number)

Jesse Lynn, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

June 7, 2018
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

The Schedule 13D filed with the Securities and Exchange Commission on November 22, 2017, as previously amended (the "Schedule 13D"), by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the "Reporting Persons"), with respect to the shares of common stock, par value $0.001 per share ("Shares"), of Sandridge Energy, Inc. (the "Issuer"), is hereby further amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following at the end thereof:

On June 7, 2018, the Reporting Persons released an open letter to the board of directors of the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

CARL C. ICAHN AND THE OTHER PARTICIPANTS IN SUCH PROXY SOLICITATION (TOGETHER, THE "PARTICIPANTS") FILED A DEFINTIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SANDRIDGE ENERGY, INC (THE "ANNUAL MEETING"). SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS IN CONNECTION WITH THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THESE MATERIALS AND OTHER MATERIALS FILED BY THE PARTICIPANTS WITH THE SEC ARE AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT. EXCEPT AS OTHERWISE DISCLOSED IN THE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN SANDRIDGE ENERGY, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF SANDRIDGE ENERGY, INC.

Item 7. Material to be Filed as Exhibits

   1.  Open letter to the board of directors of the Issuer dated June 7, 2018.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: June 7, 2018

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:  /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:  /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Amendment No. 16 to Schedule 13D – Sandridge Energy, Inc.]

EXHIBIT 1

Contact:
Icahn Capital LP
Susan Gordon
(212) 702-4309

CARL ICAHN RELEASES OPEN LETTER TO THE
SANDRIDGE ENERGY BOARD OF DIRECTORS

"WINDFALL PAYMENTS FOR FAILURE ARE NOT WARRANTED"

New York, New York, June 7, 2018 – Today Carl Icahn released the following open letter to the board of directors of SandRidge Energy, Inc. (NYSE: SD):

CARL C. ICAHN
767 Fifth Avenue, Suite 4700
New York, New York 10153

June 7, 2018

Board of Directors
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Re: The potential, but increasingly likely, upcoming change in control

Ladies and Gentlemen:

We find it reprehensible that you are poised to potentially walk away from SandRidge with windfall consolation prizes if the stockholders vote you out of office at the annual meeting on June 19th. According to the company's proxy statement, upon "a failure to receive the required votes "for" in a contested election, all outstanding restricted stock awards held by [the company's] non-employee directors will vest in full." Why directors should feel they are entitled to a bonus if they are fired by the stockholders for doing a terrible job is beyond our comprehension. If you have any justification for receiving such favorable treatment as a direct result of a no-confidence vote by stockholders, we would love to hear it. We believe strongly that you are duty bound to renounce, and hereby request that you waive, your rights to receive accelerated vesting of your equity awards in the event you are voted out of office. If you fail to give up these inappropriate benefits voluntarily, we intend to ask the newly-constituted board to explore all potential claims that SandRidge may have to seek to recover these amounts for the benefit of the company and its stockholders. Further, we believe it is incumbent upon the board to commit publicly that no such inappropriate provisions will be included in director equity awards going forward.

It also appears that the employment agreement between SandRidge and Interim President and CEO Bill Griffin provides that if our proxy contest to replace the board is successful, Mr. Griffin's right to payments under the company's bonus program will vest immediately and such payments will be made for the duration of the employment term at the greater of the target bonus or the amount calculated by the board's compensation committee. Additionally, according to the company's proxy statement, if our proxy contest to replace the board is successful, certain of the company's "named executive officers are entitled to receive (i) accelerated vesting of all unvested restricted stock, (ii) accelerated vesting of all unvested performance units, with payment based on the unit's target value, and (iii) accelerated vesting of all unvested performance share units at the target award quantity." We believe such windfall acceleration provisions for executives who will remain with SandRidge – especially when triggered because stockholders have voiced their disapproval of the company's performance by kicking out the board – are similarly repugnant and must also be waived by all recipients and excluded from future agreements. If such recipients fail to give up these inappropriate benefits voluntarily, we intend to ask the newly-constituted board to explore all potential claims that SandRidge may have to seek to recover these amounts for the benefit of the company and its stockholders.

Finally, it has come to our attention that you may be preparing to authorize imminently a large amount of "one-off" or "off-cycle" equity grants by SandRidge to its executive officers. We caution you against approving any equity grants which contain inappropriate "change in control" provisions or which have the purpose or effect of diluting the interests of the company's stockholders in an inappropriate manner. For obvious reasons, we are hoping this is just another unsubstantiated rumor. You can trust that if we had any actual evidence that you were planning a transgression against generally acknowledged norms of good corporate governance we would be taking swift legal action to protect the interests of all stockholders. We ask that you please confirm for the record that nothing of the sort is being, or will be, considered by the board.

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We respectfully request that you respond at your earliest convenience to these most pressing and time-sensitive concerns. We expect, based on the board's trumpeting of its newly "increased emphasis on shareholder dialogue and pay-for-performance," that these matters will be resolved promptly to the satisfaction of all stockholders. We reserve all our rights to seek legal redress should that turn out not to be the case.

 Sincerely yours,

Carl Icahn

cc: Peter R. Gleason
President and CEO
National Association of Corporate Directors
1515 N. Courthouse Road, Suite 1200
Arlington VA 22201

*****

CARL C. ICAHN AND THE OTHER PARTICIPANTS IN SUCH PROXY SOLICITATION (TOGETHER, THE "PARTICIPANTS") FILED A DEFINTIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SANDRIDGE ENERGY, INC (THE "ANNUAL MEETING"). SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS IN CONNECTION WITH THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THESE MATERIALS AND OTHER MATERIALS FILED BY THE PARTICIPANTS WITH THE SEC ARE AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT. EXCEPT AS OTHERWISE DISCLOSED IN THE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN SANDRIDGE ENERGY, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF SANDRIDGE ENERGY, INC.
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